Exhibit 99.01


           Continucare Corporation Reports 61% Increase in
               Revenues for Third Quarter of Fiscal 2007


    MIAMI--(BUSINESS WIRE)--May 10, 2007--Continucare Corporation
(AMEX:CNU) today reported financial results for its third quarter of fiscal 2007 and the nine-months ended March 31, 2007. Financial highlights for the quarter and other recent events include:

    -- An agreement to open a fifth Continucare ValuClinic(TM) health center in Sedano's Pharmacy;

    -- Total revenue of $60.4 million, a 61% increase compared to $37.5 million in the third quarter of fiscal 2006;

    -- Income from operations of $1.8 million, compared to $2.1 million for the same period last year; and

    -- Net income of $1.1 million, or $0.02 per diluted share, as compared to $1.3 million, or $0.03 per diluted share, for the same period a year ago.

    Nine-Month Results

    For the nine-months ended March 31, 2007, total revenue increased 57% to $151.7 million compared to $96.8 million in the same period one year ago. Income from operations during the nine-month period was $6.1 million compared to $6.6 million for the same period one year ago. Net income for the nine-month period was $3.9 million, or $0.06 per diluted share, compared to $4.2 million, or $0.08 per diluted share, one year earlier.

    "Our third fiscal quarter results reflect the addition of the recently acquired Miami Dade Health Centers, with revenues significantly higher than one year ago," said Richard C. Pfenniger, Jr., Continucare's Chairman and Chief Executive Officer. "Our third fiscal quarter operating profits and net income, however, did not reflect corresponding gains. The reasons are several, but include the recognition in the fiscal 2007 quarter of a retroactive 2006 Medicare Part D risk corridor adjustment charge of approximately $0.5 million, and the exclusion from the quarter's operating results of approximately $2.4 million of payments received or due from our HMO affiliates primarily relating to Medicare risk adjustments and pharmacy rebates regarding the operations of the Miami Dade Health Centers for periods prior to the completion of our acquisition. While these matters relating to the Miami Dade Health Centers ordinarily are reflected in our income statement, since they related to periods prior to our acquisition of the Miami Dade Health Centers, they were instead treated as purchase accounting adjustments which decreased the amount of goodwill we recorded for the acquisition.

    "Our financial position continues to improve following the acquisition of the Miami Dade Health Centers. Cash flow from operations during our third fiscal quarter was $4.7 million and our balance sheet remains substantially debt free.

    "Also, we continue to prepare for the opening of our first Continucare ValuClinic(TM) health centers. We are pleased to report that we have recently agreed with Sedano's Pharmacy to open an additional ValuClinic(TM) health center in Hialeah, bringing our total currently planned Sedano Pharmacy locations to five. We have, however, experienced some delays in obtaining necessary building permits and as a result the anticipated launch of these locations is postponed for several months."

    Balance Sheet

    Continucare's cash and cash equivalents were $6.0 million at March 31, 2007 compared to $10.7 million at June 30, 2006, while working capital was $12.4 million at March 31, 2007 compared to $15.6 million at June 30, 2006. Total liabilities were $13.7 million at March 31, 2007 as compared to $4.7 million at June 30, 2006. Shareholders' equity increased to $100.7 million at March 31, 2007 from $37.0 million at June 30, 2006.

    About Continucare ValuClinic(TM)

    Continucare ValuClinic(TM) is a new line of consumer-oriented, retail-based health centers which will offer treatment for common illnesses such as the flu, bronchitis, strep throat, pink eye, skin infections and seasonal allergies, in a quick, convenient, and patient-friendly health care setting. Continucare ValuClinic(TM) will also offer other high demand health care services such as common vaccinations, physical examinations and diagnostic screenings. The clinics will be staffed primarily by certified nurse practitioners and physician assistants and will be open seven days a week with extended hours on weekdays. No appointment will be necessary and fees for services will represent a meaningful discount to care provided in more traditional health care settings.

    About Continucare Corporation

    Continucare provides primary care physician services on an outpatient basis through a network of medical facilities and independent physician affiliates (IPAs) in the State of Florida. Continucare has 18 medical offices equipped with state-of-the-practice technology and staffed with experienced physicians and a comprehensive support staff. In addition, Continucare provides health practice management services to IPAs who practice primary care medicine in South Florida. Continucare assists these physicians with medical utilization and pharmacy management and specialist network development, freeing them to devote more time to patient care. Currently, through its network of medical facilities and IPAs, Continucare provides health care services for approximately 40,000 patients. For more information please visit www.continucare.com.

    Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors and others are cautioned that forward-looking statements are subject to risks and uncertainties that may affect our business and prospects and cause our actual results to differ materially from those set forth in the forward-looking statements. These factors include, without limitation, the risk that the current trend in revenue or income growth may not continue or may be less than anticipated, risks and uncertainties relating to our ability to implement our growth strategy and to manage future growth, including our ability to achieve expected levels of patient volumes and control the costs of providing services, risks and uncertainties relating to our acquisition of Miami Dade Health Centers, Inc. and its affiliated companies, including the risk that we may not realize the expected benefits of the acquisition and that the acquisition may not ultimately be accretive to earnings, the risk that we may be unable to successfully complete the integration of the Miami Dade Health Centers companies into our business and achieve expected synergies, and the risk that further restructuring or other acquisition-related charges may be required in future periods, risks relating to the timely opening of Continucare ValuClinic health centers as currently scheduled, risks relating to pricing and other pressures exerted on us by managed care organizations, the risk that the impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 and the Medicare Risk Adjustment on payments we receive for our managed care operations may not continue to be positive for us and that risk corridor adjustment charges in future periods may be greater than in the past, the risk that future legislation, changes in governmental regulations, including possible changes in Medicare programs, could adversely impact our operations or reduce reimbursements to health care providers and insurers, risks and uncertainties relating to our current dependence on two HMOs for substantially all of our revenues, including our ability to work together effectively with our HMO affiliates, uncertainties relating to technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, health care, and general economic conditions and uncertainties generally associated with the health care business. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from our forward-looking statements are included in our annual report on Form 10-K for the fiscal year ended June 30, 2006 and other filings with the SEC. We undertake no obligation to update or revise these forward-looking statements to reflect events or circumstances after the date hereof except as required by law.



                       CONTINUCARE CORPORATION
                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Unaudited)


                  ASSETS                     March 31,      June 30,
                                                2007          2006
                                            ------------- ------------
Current assets:
  Cash and cash equivalents                   $6,004,536  $10,681,685
  Other receivables, net                         404,477      231,832
  Due from HMOs, net of a liability for
   incurred but not reported medical claims
   expense of approximately $21,965,000 and
   $14,207,000 at March 31, 2007 and June
   30, 2006, respectively                      9,361,783    6,339,526
  Prepaid expenses and other current assets    1,583,246      689,096
  Deferred tax assets, net                       862,900      658,768
                                            ------------- ------------
     Total current assets                     18,216,942   18,600,907
Certificates of deposit, restricted            1,170,382    1,126,987
Property and equipment, net                    8,533,682      824,220
Goodwill, net of accumulated amortization
 of approximately $7,610,000                  74,291,018   14,342,510
Intangible assets, net of accumulated
 amortization of $619,000                      8,040,667            -
Managed care contracts, net of accumulated
 amortization of approximately $3,037,000
 and $2,773,000 at March 31, 2007 and June
 30, 2006, respectively                          472,625      737,234
Deferred tax assets, net                       3,660,780    5,519,095
Other assets, net                                 45,464      551,927
                                            ------------- ------------
     Total assets                           $114,431,560  $41,702,880
                                            ============= ============
   LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                            $1,289,347     $575,925
  Accrued expenses and other current
   liabilities                                 4,478,839    2,401,933
                                            ------------- ------------
Total current liabilities                      5,768,186    2,977,858
Capital lease obligations, less current
 portion                                         117,494      112,068
Deferred tax liability                         7,796,178    1,638,034
Other liability                                   42,064            -
                                            ------------- ------------
     Total liabilities                        13,723,922    4,727,960
Commitments and contingencies
Shareholders' equity:
  Common stock, $0.0001 par value:
   100,000,000 shares authorized;
   70,029,817 shares issued and outstanding
   at March 31, 2007 and 50,242,478 shares
   issued and outstanding at June 30, 2006         7,003        5,024
Additional paid-in capital                   123,642,556   63,838,051
Accumulated deficit                          (22,941,921) (26,868,155)
                                            ------------- ------------
  Total shareholders' equity                 100,707,638   36,974,920
                                            ------------- ------------
  Total liabilities and shareholders'
   equity                                   $114,431,560  $41,702,880
                                            ============= ============




                       CONTINUCARE CORPORATION
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                             (Unaudited)


                                                Three Months Ended
                                                     March 31,
                                             -------------------------
                                                2007         2006
                                             ------------ ------------
Revenue:
  Medical services revenue, net              $60,345,970  $37,460,690
  Management fee revenue and other income         25,185       64,114
                                             ------------ ------------
      Total revenue                           60,371,155   37,524,804
Operating expenses:
  Medical services:
    Medical claims                            45,287,174   28,086,314
    Other direct costs                         6,775,987    3,497,134
                                             ------------ ------------
      Total medical services                  52,063,161   31,583,448
  Administrative payroll and employee
   benefits                                    2,538,479    1,815,775
  General and administrative                   3,935,456    2,028,805
                                             ------------ ------------
      Total operating expenses                58,537,096   35,428,028
                                             ------------ ------------
Income from operations                         1,834,059    2,096,776
Other income (expense):
  Interest income                                 64,422       86,398
  Interest expense                                (5,817)      (2,779)
                                             ------------ ------------
Income before income tax provision             1,892,664    2,180,395
Income tax provision                             744,225      847,630
                                             ------------ ------------

Net income                                    $1,148,439   $1,332,765
                                             ============ ============

Net income per common share:
  Basic                                             $.02         $.03
                                             ============ ============
  Diluted                                           $.02         $.03
                                             ============ ============

Weighted average common shares outstanding:
  Basic                                       70,014,831   49,832,351
                                             ============ ============
  Diluted                                     71,328,916   51,046,373
                                             ============ ============




                       CONTINUCARE CORPORATION
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                             (Unaudited)


                                                Nine Months Ended
                                                    March 31,
                                            --------------------------
                                                2007         2006
                                            ------------- ------------
Revenue:
  Medical services revenue, net             $151,503,964  $96,436,949
  Management fee revenue and other income        200,396      341,710
                                            ------------- ------------
     Total revenue                           151,704,360   96,778,659
Operating expenses:
  Medical services:
   Medical claims                            112,471,473   69,640,075
   Other direct costs                         16,480,682    9,764,311
                                            ------------- ------------
     Total medical services                  128,952,155   79,404,386
  Administrative payroll and employee
   benefits                                    6,903,862    4,993,661
  General and administrative                   9,704,488    5,746,754
                                            ------------- ------------
     Total operating expenses                145,560,505   90,144,801
                                            ------------- ------------
Income from operations                         6,143,855    6,633,858
Other income (expense):
  Interest income                                269,165      209,229
  Interest expense                               (44,938)     (10,580)
                                            ------------- ------------
Income before income tax provision             6,368,082    6,832,507
Income tax provision                           2,441,848    2,603,141
                                            ------------- ------------

Net income                                    $3,926,234   $4,229,366
                                            ============= ============

Net income per common share:
  Basic                                             $.06         $.08
                                            ============= ============
  Diluted                                           $.06         $.08
                                            ============= ============

Weighted average common shares outstanding:
  Basic                                       63,451,322   49,820,024
                                            ============= ============
  Diluted                                     64,694,489   51,143,705
                                            ============= ============




                       CONTINUCARE CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Unaudited)


                                                 Nine Months Ended
                                                     March 31,
                                              ------------------------
                                                 2007         2006
                                              ------------ -----------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                    $3,926,234  $4,229,366
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation and amortization                1,375,002     518,897
   Loss on disposal of fixed assets                35,924           -
   Provision for bad debts                        120,934     159,518
   Compensation expense related to issuance
    of stock options                            1,253,217     959,140
   Deferred tax expense                         2,324,328   2,507,218
 Changes in operating assets and liabilities,
  excluding the effects of disposals:
   Other receivables, net                        (293,579)   (215,306)
   Due from HMOs, net                           1,930,500  (3,382,697)
   Prepaid expenses and other current assets     (924,151)    (77,981)
   Other assets, net                              890,885      (4,206)
   Accounts payable                               651,166    (227,983)
   Accrued expenses and other current
    liabilities                                  (921,171)   (357,990)
                                              ------------ -----------
Net cash provided by continuing operations     10,369,289   4,107,976
Net cash used in discontinued operations                -     (32,512)
                                              ------------ -----------
Net cash provided by operating activities      10,369,289   4,075,464

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of certificates of deposit              (43,395)    (18,023)
 Proceeds from sales of fixed assets               25,000           -
 Acquisition of MDHC Companies, net of cash
  acquired                                     (6,121,722)          -
 Purchase of property and equipment              (703,412)   (229,587)
 Acquisition costs related to MDHC Companies     (359,147)    (80,336)
                                              ------------ -----------
Net cash used in investing activities          (7,202,676)   (327,946)

CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from note payable                     1,813,317           -
 Repayments on note payable                    (1,813,317)   (520,000)
 Proceeds from long-term debt                   6,917,808           -
 Repayment on long-term debt                  (14,684,848)          -
 Principal repayments under capital lease
  obligations                                     (74,020)    (98,697)
 Proceeds from exercise of stock options           41,699     589,718
 Payment of fees related to issuance of stock     (44,401)          -
 Repurchase and retirement of common stock              -    (696,134)
                                              ------------ -----------
Net cash used in financing activities          (7,843,762)   (725,113)
                                              ------------ -----------

Net increase (decrease) in cash and cash
 equivalents                                   (4,677,149)  3,022,405
Cash and cash equivalents at beginning of
 period                                        10,681,685   5,780,544
                                              ------------ -----------
Cash and cash equivalents at end of period     $6,004,536  $8,802,949
                                              ============ ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
Cash paid for taxes                              $266,000    $140,000
                                              ============ ===========
Cash paid for interest                            $44,938     $10,580
                                              ============ ===========




                       CONTINUCARE CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Unaudited)


                                                 Nine Months Ended
                                                     March 31,
                                              ------------------------
                                                 2007         2006
                                              ------------ -----------
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
 AND FINANCING ACTIVITIES:
  Purchase of equipment, furniture and
   fixtures with proceeds of capital lease
   obligations                                    $81,736    $109,106
                                              ============ ===========
  Retirement of treasury stock                          $
                                                        -  $5,424,701
                                              ============ ===========
  Stock issued upon conversion of related
   party notes payable (102,180 shares)                $-    $102,180
                                              ============ ===========

Information with respect to MDHC acquisition
 accounted for under the purchase method of
 accounting is summarized as follows:
  Fair value of assets acquired               $21,944,563          $-
  Liabilities assumed                         (15,597,874)          -
                                              ------------ -----------
  Net assets acquired                           6,346,689           -
                                              ------------ -----------

Purchase price:
  Cash paid to principal owners of MDHC         5,529,352           -
  Acquisition costs                               989,878           -
  Cash to be paid related to acquisition        1,220,000           -
  Fair market value of stock issued            58,555,967           -
                                              ------------ -----------
  Total                                        66,295,197           -
                                              ------------ -----------
  Goodwill                                    $59,948,508          $-
                                              ============ ===========



    CONTACT: Continucare Corporation, Miami
             Fernando L. Fernandez, Senior Vice President - Finance,
             305-500-2105